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                                                                    Exhibit-99.2

                          UNITED STATES DISTRICT COURT
                          WESTERN DISTRICT OF KENTUCKY
                               LOUISVILLE DIVISION
                          CIVIL ACTION NO. 3:04CV-540-R

JOHN MICHAEL HANS, et al.                                             PLAINTIFFS

v.

MATRIXX INITIATIVES, INC. and
ZICAM, LLC                                                            DEFENDANTS

                               MEMORANDUM OPINION

     Plaintiffs John Michael Hans, Sandra Hurst, Charles Myrick, and Stephen Thompson filed suit against Defendants Matrixx Initiatives, Inc. and Zicam, LLC, alleging that their use of a product designed, manufactured and sold by the Defendants caused them to completely and permanently lose their sense of smell. Defendants have filed a motion seeking to exclude the testimony of Plaintiffs' expert witness, Bruce W. Jafek, M.D. (Dkt. # 26). Plaintiffs responded (Dkt. #
31), Defendants replied (Dkt. # 37), and this matter is now ripe for decision.

                                   BACKGROUND

     The Plaintiffs in the instant case all purchased the product known as Zicam Cold Remedy Nasal Spray and "used [it], as directed on the packaging of the product." Each then alleges that he or she "subsequently experienced a loss of sense of smell and taste," a condition known as anosmia, and that the condition persisted at least through the date of the filing of the complaint. Indeed, Plaintiffs allege that they "have been informed that their loss of sense of smell is in all likelihood permanent and irreversible." Plaintiffs' complaint alleges product liability on the basis of defects in design of the product, and seeks compensation for injuries allegedly arising out of those defects, including for:

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     a.   Permanent and irreversible loss of the sense of smell[;]

     b.   Permanent and irreversible diminution of the sense of taste;

     c. The need to undergo several fruitless medical procedures and treatments;

     d.   Mental and emotional distress, past and future;

     e.   Physical pain and suffering, past and future;

     f.   Medical expenses, past and future;

     g. Loss of enjoyment of everyday activities and severely diminished quality of life given the fact that two of their five senses are diminished forever;

     h. Increased susceptibility to risks generally avoidable by a person with an intact sense of smell and/or taste;

     [i]. Other damages not specifically identified above.

In order to meet their burden of demonstrating causation, Plaintiffs designated an expert witness,

Dr. Bruce W. Jafek. Plaintiffs summarize Dr. Jafek's opinions as follows:

     1) Zicam's active ingredient is zinc and use of Zicam involves the delivery of zinc ions to the olfactory epithelium; 2) Zinc ions behave in the same manner regardless of their chemical salt of origin; 3) Intranasal application of zinc, specifically zinc ions, has been shown to cause a loss of sense of smell; 4) Intranasal application of Zicam can reach the olfactory epithelium (the portion of the nasal epithelial membrane affecting smell); 5) Zicam delivers a dose of zinc that is toxic to the olfactory epithelium; and 6) Plaintiffs' use of Zicam caused their anosmia.

Defendants seek to exclude Dr. Jafek's testimony on grounds that it does not meet the standards of

Federal Rule of Evidence 702.

                                    STANDARD

     The admissibility of expert witness testimony is governed by FED. R. EVID. 104(a) and 702, applied under the rubric established in Daubert v. Merrell Dow Pharm., Inc., 509 U.S. 579 (1993) and Kumho Tire Co. v. Carmichael, 526 U.S. 137
(1999). The Rules require that the Court ensure that any and all expert testimony or evidence "is not only relevant, but reliable." Nelson v. Tenn. Gas Pipeline Co., 243 F.3d 244, 250 (6th Cir. 2001) (quoting Daubert, 509 U.S. at
589). The Court


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must determine(1) whether the expert

     is proposing to testify to (1) scientific knowledge that (2) will assist the trier of fact to understand or determine a fact in issue. This entails a preliminary assessment of whether the reasoning or methodology underlying the testimony is scientifically valid and of whether that reasoning or methodology properly can be applied to the facts in issue.

Nelson, 243 F.3d at 251 (quoting Daubert, 509 U.S. at 592-93). Testimony is "scientific" when "an expert, whether basing testimony on professional studies or personal experience, employs in the courtroom the same level of intellectual rigor that characterizes the practice in the relevant field." Kumho Tire, 526 U.S. at 152. The proposed testimony must be relevant, in that there must be a "valid . . . connection to the pertinent inquiry as a precondition to admissibility." Id. at 149 (quoting Daubert, 509 U.S. at 592). In other words, there must be a "fit" between the proposed testimony and the question(s) presented by the case at bar. Daubert, 509 U.S. at 591.

     Daubert outlined four factors under which to evaluate proffered expert testimony to ensure its reliability: "testing, peer review and publication, potential rate of error, and general acceptance in the relevant community." Clay
v. Ford Motor Co., 215 F.3d 663, 667 (6th Cir. 2000). However, these factors are "neither definitive, nor exhaustive, and may or may not be pertinent to the assessment in any particular case." Nelson, 243 F.3d at 251. The Court "must consider whether the factors are reasonable measures of reliability in a given case" before evaluating proffered expert testimony. Id. (citing Kumho Tire, 526 U.S. at 152). The proponent of the testimony "must establish its admissibility by a preponderance of proof." Id.

     FED. R. EVID. 702 was recently amended to comport with Daubert by including the following

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(1)  A "district court is not required to hold an actual hearing" to make this determination. Nelson, 243 F.3d at 249.


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language: "if (1) the testimony is based upon sufficient facts and data, (2) the testimony is the product of reliable principles and methods, and (3) the witness has applied the principles and methods reliably to the facts of the case." The Advisory Committee Notes to this amendment "explain that no specific factors were articulated in the new rule because the factors mentioned in Daubert are neither exclusive, nor dispositive, and do not apply to every type of expert testimony." Nelson, 243 F.3d at 250 n.4. The Advisory Committee Notes do offer the following five factors as "relevant in determining whether expert testimony is sufficiently reliable to be considered by the trier of fact":

          (1) Whether experts are proposing to testify about matters growing naturally and directly out of research they have conducted independent of the litigation, or whether they have developed their opinions expressly for purposes of testifying;

          (2) Whether the expert has unjustifiably extrapolated from an accepted premise to an unfounded conclusion;

          (3) Whether the expert has adequately accounted for alternative explanations;

          (4) Whether the expert is being careful as he would be in his regular professional work outside his paid litigation consulting; and

          (5) Whether the field of expertise claimed by the expert is known to reach reliable results for the type of opinion the expert would give.

See Advisory Committee Notes, FED. R. EVID. 702 (2000 Amendments) (citations omitted). The Notes echo the requirement of flexibility outlined in Kumho Tire,(2) and indicate that "other factors may also be relevant" and "no single factor is necessarily dispositive of the reliability of a particular expert's testimony." Finally, the fact that the Court finds a particular expert is offering reliable testimony "does not necessarily mean that contradictory expert testimony is unreliable." FED. R. EVID. 702 Advisory Committee Notes. It is ultimately for the jury to decide, based on expert

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(2)  "[W]e conclude that the trial judge must have considerable leeway in deciding in a particular case how to go about determining whether particular testimony is reliable." Kumho Tire, 526 U.S. at 152.


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testimony the Court finds to be reliable (as well as lay testimony), which version of events is "correct." See In re Paoli R.R. Yard PCB Litig., 35 F.3d 717, 744 (3d Cir. 1994) ("[T]he evidentiary requirement of reliability is lower than the merits standard of correctness."); Daubert, 509 U.S. at 595 ("The focus, of course, must be solely on principles and methodology, not on the conclusions that they generate.").

                                    ANALYSIS

     In order to determine whether all, some, or none of Dr. Jafek's testimony will be admissible, the Court will examine each of the six "opinions" that Plaintiffs state Dr. Jafek will provide:

     1) Zicam's active ingredient is zinc and use of Zicam involves the delivery of zinc ions to the olfactory epithelium; 2) Zinc ions behave in the same manner regardless of their chemical salt of origin; 3) Intranasal application of zinc, specifically zinc ions, has been shown to cause a loss of sense of smell; 4) Intranasal application of Zicam can reach the olfactory epithelium (the portion of the nasal epithelial membrane affecting smell); 5) Zicam delivers a dose of zinc that is toxic to the olfactory epithelium; and 6) Plaintiffs' use of Zicam caused their anosmia.

I.   DELIVERY OF ZINC TO THE OLFACTORY EPITHELIUM

     Plaintiffs' theory of causation relies in part on Dr. Jafek's opinion that proper use of Zicam (i.e., in accordance with the instructions on the package) "involves the delivery of zinc icons to the olfactory epithelium." Essentially, the Plaintiffs' theory posits that when the Plaintiffs used Zicam, it delivered zinc ions to their olfactory epithelia, which had a toxic effect on those tissues and caused them to lose their sense of smell. A critical step in this analysis, then, is the supposition that the use of Zicam can deliver zinc ions to the olfactory epithelium. Plaintiffs argue that "[t]he only active ingredient in Zicam is zinc, and the only means by which Zicam has any effects on the human body is through the delivery of zinc icons to the human body." They further state that "[t]here is no dispute that Zicam is intended to, and does in fact, deliver ionic zinc/zinc ions to the nasal epithelial membrane." Defendants respond essentially that Plaintiffs' arguments in this respect are fruitless


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because Dr. Jafek, in a deposition, conceded the point that when the product is used in accordance with the package directions, Zicam probably would not reach the olfactory epithelium.

     Dr. Jafek personally observed that when used with a nasal pump, Zicam squirts for a distance of four to ten feet into the air in a straight stream. Dr. Jafek also conducted tests showing that the straight pathway from the outer interior opening of the nose to the cribiform plate, the site of the olfactory epithelium, is straight in most patients. Plaintiffs claim that "if Zicam were aimed up into the olfactory area which is up in the nose and projected a stream that is capable of going four to ten feet, it would go the two and three-quarter inches necessary to reach the olfactory epithelium area."

     Dr. Jafek conducted tests in March 2005 on human cadavers that were frozen and then unthawed and then sectioned through the septum. The septum was removed and replaced with a pane of glass allowing direct observation of the nose. Dr. Jafek sprayed the Zicam bottle into the nose with the nozzle directed upward and outward, spraying straight along the pathway from the external opening of the nose, over the middle turbinate, to the olfactory cleft and olfactory epithelium. Dr. Jafek observed that the Zicam lodged in the olfactory cleft, covering the region of the olfactory epithelium.

     Plaintiffs contend that Dr. Jafek's theory is supported by human tests conducted at the University of Pittsburgh Medical Center. That study utilized the same nasal pump as that used in Zicam but contained a dye rather than the Zicam formula. Dye appeared to approach the vicinity of the olfactory cleft in two of the subjects. However, these two individuals were found to have violated the study protocol as they had been professionally decongested (i.e., had their nasal tissue shrunk through application of epinephrine).

     The Zicam package directions that the Plaintiffs claim to have followed direct the user to


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insert the nozzle 1/8 of an inch into the nasal cavity and to point the nozzle laterally, to deliver the gel directly into the lateral wall of the nose. Dr. Jafek's opinion that the use of Zicam involves the delivery of zinc to the olfactory epithelium rests on experiments in which he aimed the Zicam up into the nose rather than laterally as the directions indicate. Thus, these experiments do not support Dr. Jafek's opinion as they are not relevant to the issue. See Kumho Tire, 526 U.S. at 152 (there must be a "valid . . . connection to the pertinent inquiry as a precondition to admissibility" (quoting Daubert, 509 U.S. at 592)). These experiments were also conducted post-litigation, an indicator of unreliability. See Advisory Committee Notes, FED. R. EVID. 702 (2000 Amendments).

     The University of Pittsburgh study also does not provide the required support for Dr. Jafek's opinion. Although dye was observed to approach the olfactory clefts of two of the individuals in the study, these were individuals who had violated the study protocol. Thus, these results are not reliable.

     Therefore, this Court finds that Dr. Jafek may not testify as to his opinion that the use of Zicam involves the delivery of zinc to the olfactory epithelium as it is unreliable and therefore inadmissible under FED. R. EVID. 702.

II.  APPLICABILITY OF STUDIES USING ZINC SULFATE

     Dr. Jafek's hypothesis depends largely on his interpretation of polio prevention experiments performed in the 1930's and 1940's with zinc sulfate. He also relies on behavioral studies in animals exposed to zinc sulfate. Dr. Jafek found that the solubility of zinc sulfate and zinc gluconate are very similar and that zinc gluconate produces analogous protein precipitations to other zinc salts which implies similar pharmacodynamic mechanisms to the original zinc work. Defendants respond that Dr. Jafek has ignored several potentially important differences between zinc sulfate and zinc


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gluconate that refute the supposition that their dose-response profiles are equivalent. Defendants also assert that Dr. Jafek's reliance on the polio literature is not scientifically valid because of the different methods and doses of exposure between those experiments and the circumstances of Zicam use. Defendants also claim that Dr. Jafek has failed to show that the behavioral studies in animals exposed to zinc sulfate support an opinion that Zicam causes permanent anosmia in humans as they involved species with different olfactory systems and concentrations of zinc higher than that contained in Zicam.

     Dr. Jafek performed two experiments in July 2005 which measured the ability of different zinc salts to precipitate a protein, egg albumin, in test tubes. His visual observations indicated that zinc ions in a variety of zinc salts precipitate protein but other salts do not precipitate protein, or do so less strongly. Dr. Jafek found that his observations supported the hypothesis that zinc ions, regardless of chemical salt of origin, behave in a similar fashion. He concluded that the results of these experiments allowed correlation of the physiologic effects of zinc glucate with zinc sulfate.

     In McClain v. Metabolife Int'l, Inc., a pharmacology expert relied on evidence concerning another compound, phenylpropanolamine (PPA), to support his opinions about ephedrine. McClain v. Metabolife Int'l, Inc., 40 F.3d 1233, 1244 (11th Cir. 2005). Ephedrine and PPA are both sympathomimetic drugs. Id. The expert testified that drugs in this family all cause the same physiological effects that lead to heart attacks and strokes. Id. at 1245. The Eleventh Circuit found that proof of the causal theory as to PPA did not support a similar conclusion as to ephedrine, finding that studies on the toxicity of PPA offered no support for the expert's opinions as they drew no conclusions about ephedrine and did not report that the study findings applied to ephedrine. Id.


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at 1245-46. The Eleventh Circuit found that the expert had failed to show that the analogy between the two drugs was valid as there was no showing that the differences in chemical structure between the two drugs did not make a difference. Id. at 1246. The Eleventh Circuit noted that "even minor derivations in chemical structure can radically change a particular substance's properties and propensities." Id. (quoting Rider v. Sandoz Pharm. Corp., 295 F.3d 1194, 1201 (11th Cir. 2002)).

     In his report, Defendants' expert, Robert C. James, Ph. D., stated that the fact that "zinc ions, regardless of chemical salt of origin, would behave in a similar fashion at equal molar concentrations . . . is already well recognized in chemistry." James also stated that "this kind of test-tube data cannot be used to extrapolate the behavior, toxicity, or efficacy of these salts to in vivo (whole organism) conditions." Authority for this proposition exists in an article by Schultz cited by James, that reported the failure of the protein-precipitating power of these types of solutions to correlate with their intended biologic activity. Specifically, the Schultz article, Future of Chemoprophylaxis as a Measure for the Practical Control of Poliomyelitis, indicated that 1 percent solutions of zinc sulfate, zinc chloride, zinc bromide, zinc acetate, and zinc sulfocarbolate all were similarly protective against contracting the polio virus; but zinc permanganate, which was a strong protein precipitant, possessed little if any protection powers. Dr. Jafek did not address this discrepancy of which he should have been aware as Schultz's work formed the foundation of his opinions.

     Dr. Jafek's analogy between zinc sulfate and zinc gluconate is an unjustifiable extrapolation from an accepted premise to an unfounded conclusion. Dr. Jafek has failed to show that the differences in chemical structure between the two drugs did not make a difference in vivo. See McClain, 40 F.3d at 1246.

     Therefore, this Court finds that any testimony presented by Dr. Jafek concerning an analogy


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between zinc sulfate and zinc gluconate is unreliable and therefore inadmissible under FED. R. EVID. 702.

III. INTRANASAL APPLICATION OF ZICAM CAUSES A LOSS OF THE SENSE OF SMELL

     Plaintiff's theory on causation rests in part on Dr. Jafek's opinion that zinc gluconate causes a loss of smell. Dr. Jafek's theory is based on case reports of patients.(3) In his August 12, 2005, report, Dr. Jafek also indicates that part of the basis for this opinion is the report by over five hundred patients of the loss of smell after the use of Zicam to the Mattrix Company. Dr. Jafek theorizes that the zinc ions in Zicam reach the olfactory epithelium in humans and cause the loss of smell, in some cases permanently. Defendants assert that reliance on anecdotal case reports to support a causation conclusion, rather than to generate a testable hypothesis is not scientifically appropriate.

     "Epidemiologic studies are the primary, generally accepted methodology for demonstrating a causal relation between a chemical and the set of symptoms or a disease." Bickel v. Pfizer, Inc., 431 F. Supp. 2d 918, 922 (N.D. Ind. 2006) (quoting Rains v. PPG Indus., Inc., 361 F. Supp. 2d 829, 834 (S.D. Ill. 2004)); see Conde v. Velsicol Chemical Corp., 804 F. Supp. 972, 1025-26 (S.D. Ohio
1992), affirmed 24 F.3d 809 (6th Cir.1994). However, courts have held that "[u]nder the Daubert standard, epidemiological studies are not necessarily required to prove causation, as long as the methodology employed by the expert in reaching his or her conclusion is sound." Benedi v. McNeil-P.P.C., Inc., 66 F.3d 1378, 1384 (4th Cir. 1995). Thus there is no requirement that Dr. Jafek rely on epidemiological studies rather than case reports to prove causation.

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(3)  Dr. Jafek also relies on studies conducted showing ansomia in subjects exposed to zinc sulfate; however, as discussed above in Section II, these studies are inadmissible because an analogy between zinc sulfate and zinc gluconate is unreliable.


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     Although Dr. Jafek may rely on case reports to support causation, an integral part of his opinion involves the delivery of zinc to the olfactory epithelium. In order for the Zicam to cause a loss of smell, it must get to the site where it produces its effect, the olfactory epithelium. Daubert's requirement that the "expert testify to scientific knowledge -- conclusions supported by good grounds for each step in the analysis -- means that any step that renders the analysis unreliable under the Daubert factors renders the expert's testimony inadmissible." McClain, 401 F.3d at 1245 (quoting Amorgianos v. AMTRAK, 303 F.3d 256, 267 (2002)). Dr. Jafek can not show that the Zicam reaches the olfactory epithelium as discussed above in Section I and, therefore, can not show that the Zicam has an effect on the sense of smell.

     Therefore, this Court finds that Dr. Jafek may not testify as to his opinion that Zicam can cause a loss of the sense of smell as it is unreliable and therefore inadmissible under FED. R. EVID. 702.

IV.  ZICAM CAN DEPOSIT ZINC IONS IN THE OLFACTORY EPITHELIUM

     As discussed above in Section I, Dr. Jafek's opinion that the use of Zicam involves the delivery of zinc to the olfactory epithelium is unreliable. An integral part of Dr. Jafek's opinion that Zicam can deposit zinc ions in the olfactory epithelium is his opinion that Zicam can deliver zinc to the epithelium. Daubert's requirement that the "expert testify to scientific knowledge -- conclusions supported by good grounds for each step in the analysis -- means that any step that renders the analysis unreliable under the Daubert factors renders the expert's testimony inadmissible." McClain, 401 F.3d at 1245 (quoting Amorgianos v. AMTRAK, 303 F.3d 256, 267 (2002)).

     Therefore, this Court finds that Dr. Jafek may not testify as to his opinion that Zicam can


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deposit zinc ions in the olfactory epithelium as it is unreliable and therefore inadmissible under FED. R. EVID. 702.

V.   THE LEVEL OF ZINC CONTAINED IN ZICAM IS TOXIC

     Dr. Jafek has stated that Zicam is toxic to human olfactory epithelium in the amounts delivered with the Zicam pump, a 140 microliter dose. Defendants claim that Dr. Jafek's opinion fails immediately because there is no scientific evidence that any zinc reaches the smell tissue when Zicam is used as directed. Defendants also claim that Dr. Jafek has failed to offer any evidence as to how much Zicam or zinc gluconate is needed to produce permanent anosmia, the condition which, according to Dr. Jafek's report, is at issue here. Defendants also claim that Dr. Jafek's opinion is unreliable as the determination of toxic dose, i.e., the dose necessary to cause anosmia, was made during the course of litigation, not prior to forming and stating his opinion. Finally, Defendants claim that Dr. Jafek has departed drastically from scientific methods as he can point to no reference work which establishes or endorses his method or can be reasonably read to support his analysis.

     Citing Loomis's Essentials of Toxicology(4), Dr. Jafek states in his August 12, 2005, report that "standard toxicology texts state that the chemical must get to the effector site (tissue) in a biologic system in order to produce a biologic (toxic) effect. Zinc ions reach the smell tissue (olfactory epithelium) to produce this toxic, biologic effect." Dr. Jafek then indicates that the dose is further defined as the concentration of the chemical at the site where it produces its effect.

     Dr. Jafek's report indicates that standard toxicology texts state that the chemical must get to the site where it produces its effect, in this case, he must show that the Zicam gets to the olfactory epithelium. As discussed above in
Section I, Dr. Jafek has failed to show that Zicam can deliver

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(4)  TA LOOMIS, LOOMIS'S ESSENTIALS OF TOXICOLOGY 13 (Academic Press 1996).


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zinc to the olfactory epithelium. Daubert's requirement that the "expert testify to scientific knowledge -- conclusions supported by good grounds for each step in the analysis -- means that any step that renders the analysis unreliable under the Daubert factors renders the expert's testimony inadmissible." McClain, 401 F.3d at 1245 (quoting Amorgianos v. AMTRAK, 303 F.3d 256, 267 (2002)).

     Therefore, this Court finds that Dr. Jafek may not testify as to his opinion that Zicam is toxic to human olfactory epithelium in the amounts delivered with the Zicam pump as it is unreliable and therefore inadmissible under FED. R. EVID. 702.

VI.  CAUSATION WITH RESPECT TO THE PLAINTIFFS

     Dr. Jafek's opines that the Plaintiffs' use of Zicam caused their permanent anosmia. He posits that Zicam delivered zinc to the olfactory epithelium, that this level of zinc was toxic to the olfactory epithelium, and that it was this toxic dose which caused the Plaintiff's permanent loss of smell.

     As discussed above in Section I, Dr. Jafek has failed to show that Zicam can deliver zinc to the olfactory epithelium. Thus, he was unable to show that zinc had a toxic effect on the Plaintiffs' olfactory epithelium as indicated above in Section V. Consequently, he could not show that intranasal application of Zicam causes a loss of the sense of smell which this Court discussed in
Section III. Daubert's requirement that the "expert testify to scientific knowledge -- conclusions supported by good grounds for each step in the analysis -- means that any step that renders the analysis unreliable under the Daubert factors renders the expert's testimony inadmissible." McClain, 401 F.3d at 1245 (quoting Amorgianos v. AMTRAK, 303 F.3d 256, 267 (2002)). As Dr. Jafek has failed to show any of the steps which he says are necessary in order to cause permanent anosmia in


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a human, he has failed to demonstrate that Zicam caused Plaintiffs' permanent anosmia.

     Therefore, this Court finds that Dr. Jafek may not testify as to his opinion that Plaintiffs' use of Zicam caused their permanent anosmia as it is unreliable and therefore inadmissible under FED. R. EVID. 702.

                                        (STAMP)


                                        /s/ THOMAS B.RUSSELL
                                        ----------------------------------------
                                        THOMAS B. RUSSELL, JUDGE
                                        UNITED STATES DISTRICT COURT

                                                              September 29, 2006


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